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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

               VERIO INC. ANNOUNCES $1 BILLION DEBT TENDER OFFERS
                            AND CONSENT SOLICITATIONS

ENGLEWOOD, Colorado (July 17, 2000) -- Verio Inc. (NASDAQ: VRIO) today announced that it has commenced cash tender offers and consent solicitations for Verio's outstanding $1,075,000,000 in Notes.

The following table sets forth the information for each series of Notes to which the offers apply.

                    OUTSTANDING
                     AGGREGATE                                         REDEMPTION
     CUSIP           PRINCIPAL         SECURITY        EARLIEST          AMOUNT          U.S. TREASURY          FIXED
      NO.             BALANCE        DESCRIPTION    REDEMPTION DATE    PER $1,000     REFERENCE SECURITY       SPREAD
     -----          -----------      -----------    ---------------    ----------     ------------------       ------
   923433AH9      $  100,000,000    13 1/2% Notes     06/15/02        $1,067.50        6 5/8% due May 31,      0.375%
                                      due 2004                                               2002

   923433AG1      $  175,000,000    10 3/8% Notes     04/01/02        $1,051.88      6 1/2% due March 31,      0.375%
                                      due 2005                                               2002

   923433AL0      $  400,000,000    11 1/4% Notes     12/01/03        $1,056.25       4 1/4% due Nov. 15,      0.500%
                                      due 2008                                               2003

   923433AN6      $  400,000,000    10 5/8% Notes     11/15/04        $1,053.13       5 7/8% due Nov. 15,      0.600%
                                      due 2009                                               2004
   Total          $1,075,000,000

The tender offers are being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, which is being mailed to the holders of the Notes on or about July 17, 2000.

Under the terms of the tender offers, the purchase price for each $1,000 principal amount of each series of Notes will be calculated based on the yield to the earliest redemption date on an applicable United States Treasury reference security, plus a fixed spread for each series of Notes, less the consent payment described below. The consideration to Holders will also include accrued and unpaid interest. The consideration to Holders for each series of Notes will be fixed two days prior to the expiration of the applicable tender offer. Each tender offer will expire at 11:59 p.m., New York City time, on Friday, August 11, 2000 unless such tender offer is extended or earlier terminated by Verio.

Verio is also soliciting consents from the holders of Notes to amend the respective indentures under which each series of Notes was issued. Under the terms of the consent solicitations, each holder who tenders Notes and validly consents to the proposed amendments prior to the applicable consent time and does not revoke such consent will be paid $30 in cash for each $1,000 in principal amount of Notes for which consents have been delivered. The consent time for each consent solicitation is 5:00 p.m., New York City time, on Friday, July 28, 2000, unless such consent time is extended or earlier terminated by Verio. Holders tendering their Notes are required to consent to the amendments.


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Merrill Lynch & Co. is the exclusive dealer manager and solicitation agent for the tender offers and the consent solicitations.

The tender offers and consent solicitations are being made in connection with the acquisition of Verio by an indirect wholly-owned subsidiary of NTT Communications Corporation. NTT Communications Corporation is a subsidiary of Nippon Telegraph and Telephone Corporation. The acquisition involves two steps, the first of which is a tender offer (the "Equity Tender Offer") by Chaser Acquisition, Inc., an indirect wholly-owned subsidiary of NTT Communications Corporation, to purchase any or all of Verio's outstanding shares of common stock and preferred stock and certain outstanding warrants. The second step of the acquisition is a merger of Chaser Acquisition, Inc. with and into Verio, with Verio as the surviving corporation, such that Verio becomes an indirect, wholly-owned subsidiary of NTT Communications Corporation.

The purpose of the proposed amendments to the indentures is to eliminate certain restrictive covenants in each of the indentures in order to facilitate Verio's ability to consummate the merger and increase Verio's operating flexibility after the Equity Tender Offer.

Verio's acceptance of and payment for tendered Notes and consents with respect to any series of Notes is subject to certain conditions, including: (i) valid tender of a majority in outstanding principal amount of such series of Notes;
(ii) execution of a supplemental indenture for such series of Notes; (iii) consummation of the Equity Tender Offer; (iv) funding provided by NTT Communications to purchase the tendered Notes and make the consent payments; and
(v) satisfaction of certain general conditions.

If the requisite consents are obtained and the supplemental indentures with respect to any series of Notes becomes effective, any Notes of such series not tendered and accepted for payment will not have the benefits of certain restrictive covenants and other related provisions of the indentures that will be eliminated or amended by the proposed indenture amendments.

Verio has obtained a loan commitment from NTT Communications to provide debt financing of up to $1.3 billion to fund the payments pursuant to the tender offers and consent solicitations. The funding of this financing is subject to certain conditions, including the consummation of the Equity Tender Offer.

This news release is neither an offer to purchase the Notes nor a solicitation of an offer to sell the Notes. The tender offers and consent solicitations are only made pursuant to the offering documents. Questions regarding the terms of the tender offers and consent solicitations may be directed to Merrill Lynch & Co. at (888) 654-8637 (toll-free) or (212) 449-4914 (collect), attention:
Liability Management Group. Copies of the offering documents may be obtained by calling Morrow & Co., Inc. at (212) 754-8000.

Verio Inc. is the world's largest operator of Web sites for businesses and a leading provider of comprehensive Internet services, with an emphasis on serving the small and mid-sized business market. Verio offers customers a broad range of Internet solutions, including high-speed access, Web hosting, e-commerce, virtual private networks and other enhanced services. Verio supports its operations with highly reliable and scalable national infrastructure and systems including a Tier One national network. Verio delivers locally based sales and engineering support in


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markets across the U.S. under the Verio brand name and provides Web-hosting services to customers in more than 170 countries.

For more information on Verio, visit the company's Web site at www.verio.com or call 1-888-GET-VERIO. Corporate headquarters are located at 8005 S. Chester St., Suite 200, Englewood, Colorado 80112, (303) 645-1900.

Except for the historical information contained herein, certain matters set forth in this press release concerning Verio are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including but not limited to fluctuations in operating results, additional capital requirements, competition, integration of acquisitions, and implementation of network infrastructure. Readers are also encouraged to refer to Verio's reports from time to time filed with the Securities and Exchange Commission, including the company's current Annual Report on Form 10-K/A-1 filed on March 27, 2000; the company's current reports on Form 8-K filed on July 14, 2000, June 28, 2000, June 2, 2000, May 8, 2000,
May 1, 2000, March 1, 2000 and February 28, 2000; and the company's Schedule 14D-9 filed on May 8, 2000 and each of the amendments thereto filed on May 24, June 13, June 15, June 20, June 30 and July 14, 2000, for a further discussion of Verio's business and risk factors that may affect operating and financial results and other information regarding the merger and related transactions.